TRANSITIONAL ADMINISTRATIVE AND

 MANAGEMENT SERVICES AGREEMENT

THIS TRANSITIONAL ADMINISTRATIVE AND MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is dated as of February 19, 2009, between GAMCO Investors, Inc., a New York corporation (“GAMCO”), and Teton Advisors, Inc., a Delaware corporation (“TETON”) (sometimes referred to herein individually as “Party”, or together, as “Parties”).

WHEREAS, following the consummation of the distribution (the “Distribution”) contemplated by the Separation and Distribution Agreement dated as of February 19, 2009 among GAMCO and TETON (the “Distribution Agreement”), TETON desires that GAMCO provide certain administrative and management services to TETON; and

WHEREAS, subject to the terms and conditions of this Agreement, GAMCO is willing to provide such services to TETON for a transitional period.

NOW, THEREFORE, GAMCO and TETON agree as follows:

SECTION 1. Services.  GAMCO agrees to provide, or to coordinate the provision by others to TETON of, the following transitional services (“Services”):

(a) Financial accounting and consolidation;

(b) Treasury, including, without limitation, insurance and risk management services and administration of benefits;

(c) Human resources, including but not limited to the sourcing of permanent and temporary employees as needed, recordkeeping, performance reviews and terminations;

(d) Legal and compliance advice, including the services of a Chief Compliance Officer;

(e) Technical/technology consulting;

(f) Operations and general administrative, including:

1)	Office space;

2)	Office equipment and furniture;

3)	Payroll;

4)	Procurement;

5)	Administrative personnel; and

(g) Management services, as further described in Section 2.

Without limiting the foregoing, the parties may modify the Services from time to time and may identify additional services to incorporate into this Agreement.  In connection with the office space and the office equipment and furniture, in accordance with Section 4.9 of the Distribution Agreement, TETON may elect to be added with GAMCO to the lease for the premises at 401 Theodore Fremd Avenue, Rye, New York and, to the extent feasible and appropriate, substituted on any leased office equipment, paying its proportionate share of any expenses related to such premises or equipment.

SECTION 2.	Provision of Management Services.

(a) Management Services.  As part of the Services, commencing at the time of the Distribution, GAMCO shall provide general corporate management services (the “Management Services”) to TETON, which may include, but not be limited to, operations, supervision of operating subsidiaries, strategic planning, acquisition analysis, investment banking and financial advisory services, supervision of the preparation of corporate tax returns, supervision of financial reporting and other applicable regulatory matters.  In providing the Services, including the Management Services, GAMCO may, subject to the prior written consent of TETON, employ consultants and other advisors in addition to utilizing its own employees.  Such Management Services are intended to be generally comparable in type and quantity to that which GAMCO provided to TETON, it affiliates and its businesses prior to the Distribution.

       (b)Mutual Fund Administrative Services.  As further part of the Management Services, GAMCO shall provide mutual fund administration services to Teton in connection with Teton’s management and administration of the GAMCO Westwood Balanced Fund, GAMCO Westwood Equity Fund, GAMCO Westwood SmallCap Equity Fund, GAMCO Westwood Income Fund, GAMCO Westwood Intermediate Bond Fund, and the GAMCO Westwood MightyMites Fund (collectively the “Funds”).  GAMCO reserves the right to delegate all or a portion of the mutual administration services to be performed by it to another entity.

(c) Limitation of Liability; Indemnification of TETON.  GAMCO shall have no liability to TETON with respect to GAMCO’s furnishing any of the Management Services hereunder except for liabilities arising out of willful misconduct or gross negligence occurring after the Distribution.  GAMCO will indemnify, defend and hold harmless TETON, its affiliates and its businesses in respect of all liabilities related to, arising from, asserted against or associated with such willful misconduct or gross negligence.  Such indemnification obligation shall be a liability of GAMCO.  In no event shall GAMCO have any liability for any incidental, indirect, special or consequential damages, whether or not caused by or resulting from negligence or breach of obligations hereunder and whether or not informed or aware of the possibility of the existence of such damages.

(d) Limitation of Liability; Indemnification of GAMCO.  TETON shall indemnify and hold harmless GAMCO, its affiliates and its businesses in respect of all liabilities related to, arising from, asserted against or associated with GAMCO’s furnishing or failing to furnish the Management Services provided for in this Agreement, other than liabilities arising out of the willful misconduct or gross negligence of GAMCO following the Distribution.  Such indemnification obligation shall be a liability of TETON.  In no event shall TETON have any liability for any incidental, indirect, special or consequential damages, whether or not caused by or resulting from negligence or breach of obligations hereunder and whether or not informed or aware of the possibility of the existence of such damages.

(e) Subrogation of Rights Vis-A-Vis Third Party Contractors.  In the event any liability arises from the performance of Management Services hereunder by a third party contractor, upon indemnification of GAMCO and/or its representatives, including but not limited to GAMCO’s officers, directors, employees, accountants, counsel, investment bankers, financial advisors and consultants, TETON shall be subrogated to such rights, if any, as GAMCO may have against such third party contractor with respect to the Management Services provided by such third party contractor.

(f) Laws and Governmental Regulations.  TETON shall be solely responsible for compliance with all laws, rules and regulations including the Investment Advisers Act of 1940.

(g) Relationship of Parties.  Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no actions of the parties, shall be deemed to create any relationship between the parties other than the relationship of independent contractor nor be deemed to vest any rights, interest or claims in any third parties.

SECTION 3.
Term; Standard of Care.  GAMCO shall provide the Services, including the Management Services, to TETON as TETON may request for a period of up to twenty-four (24) months from the date of the Distribution; provided that any or all of the Services may be terminated by either Party at any time and for any reason on not less than thirty (30) days’ prior written notice to the other Party.  In providing the Services hereunder, GAMCO will exercise the same degree of care as it has exercised in providing such Services to its affiliates prior to the date hereof, including the same level of quality, responsiveness and timeliness as has been exercised by GAMCO with respect to the Services.

SECTION 4.
Compensation.  GAMCO will charge TETON a monthly fee of $15,000 for the provision of Services pursuant to this Agreement; provided that in addition to the monthly fee, GAMCO shall charge TETON all costs of GAMCO with respect to (i) the hiring and compensation of individuals hired solely to provide TETON Services pursuant to this Agreement or (ii) the purchase or maintenance of equipment or furniture to be used solely by TETON reasonably related to the provision of Services pursuant to this Agreement. The cost of such Services in accordance with this Section 4 shall be invoiced to TETON on a quarterly basis and shall constitute full compensation to GAMCO for providing the Services.  TETON will pay or otherwise satisfy quarterly, no later than 45 days after receipt of the invoice, the aggregate costs incurred during the previous quarter; provided, however, that if TETON disagrees with any such charge, TETON shall send written notice to GAMCO specifying the reason for such disagreement, and GAMCO and TETON will negotiate in good faith to promptly resolve any such disagreement.  In addition Teton will pay GAMCO twenty basis points on the net assets managed in the Funds as compensation to GAMCO for providing mutual fund administration services to the Funds.

SECTION 5.
Consents of Third Parties.  GAMCO shall use commercially reasonable efforts, at TETON’s direction and expense, to obtain any consents or software licenses from third parties necessary for the continuation of the requested Services; provided, that GAMCO shall have no obligation to provide Services for which such consent is required and shall not have been obtained.

SECTION 6.
Limitations; Indemnity for Services Other Than Management Services.   Except as otherwise provided by Section 2 hereof with respect to Management Services, GAMCO will indemnify, defend and hold harmless TETON, its affiliates and its businesses in respect of all liabilities related to, arising from, asserted against or associated with the provision of the Services by GAMCO.  Such indemnification obligation shall be a liability of GAMCO.  In no event shall GAMCO have any liability for any incidental, indirect, special or consequential damages, whether or not caused by or resulting from negligence or breach of obligations hereunder and whether or not informed or aware of the possibility of the existence of such damages.  Teton will indemnify, defend and hold harmless GAMCO, its affiliates and its businesses in respect of all liabilities related to, arising from, asserted against or associated with the provision of the Services by GAMCO.  Such indemnification obligation shall be a liability of TETON.  In no event shall TETON have any liability for any incidental, indirect, special or consequential damages, whether or not caused by or resulting from negligence or breach of obligations hereunder and whether or not informed or aware of the possibility of the existence of such damages.

SECTION 7.
Disclaimer of Warranties.  SUBJECT TO SECTION 3 HEREOF, GAMCO DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES PROVIDED TO TETON.  GAMCO MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE QUALITY, SUITABILITY OR ADEQUACY OF THE SERVICES FOR ANY PURPOSE OR USE.

SECTION 8.	Miscellaneous Provisions.

(a) Complete Agreement; Construction.  This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

(b) Counterparts.  For the convenience of the parties hereto, this Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and which counterparts shall together constitute the same agreement.

(c) Notices.  Any notice, request, instruction or other document to be given hereunder by any Party to the other shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered by facsimile (upon confirmation of receipt) or personally, (ii) on the first business day following the date of dispatch if delivered by Federal Express or other next-day courier service, or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

                If to GAMCO, at:                   GAMCO Investors, Inc.
                                                                One Corporate Center
                                                                Rye, NY 10580-1422
                                                                Attn: Legal Department
                                                                Telecopy: (914) 921-5098
                                                                Telephone: (914) 921-5020

                If to TETON, at:                     Teton Advisors, Inc.
                                                                401 Theodore Fremd Avenue
                                                                Rye, NY 10580
                                                                Attn:  Chief Executive Officer
                                                                Telecopy: (914) 921- 5105
                                                                Telephone: (914) 921- 5118

(d) Waivers.  The failure of any Party hereto to require strict performance by any other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof.

(e) Modification or Amendments.  The parties hereto may modify or amend this Agreement by written agreement executed and delivered by authorized officers of the respective parties.

(f) Assignment; Successors and Assigns.  No Party to this Agreement shall convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of each of the other parties hereto in its sole and absolute discretion.  Any such conveyance, assignment or transfer without the express written consent of each of the other parties shall be void ab initio.  No assignment of this Agreement or any rights hereunder shall relieve each of the assigning parties of its obligations hereunder.  Any successor by merger to a Party to this Agreement shall be substituted for such Party as a party to this Agreement, and all obligations, duties and liabilities of the substituted party under this Agreement shall continue in full force and effect as obligations, duties and liabilities of the substituting party, enforceable against the substituting party as a principal, as though no substitution had been made.

(g) Third Party Beneficiaries.  This Agreement is for the purpose of defining the respective rights and obligations of the parties hereto and is not for the benefit of any employee, creditor or other third party, except as may be expressly set forth herein.

(h) Indemnification for Expenses; Attorney Fees.  A Party in breach of this Agreement shall, on demand, indemnify and hold harmless the other parties hereto for and against all out-of-pocket expenses, including, without limitation, reasonable legal fees, incurred by such other Party by reason of the enforcement and protection of its rights under this Agreement, should such Party prevail in such action.  The payment of such expenses is in addition to any other relief to which such other Party may be entitled hereunder or otherwise.

(i) Captions.  All Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(j) Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or Parties who are or are to be thereby aggrieved shall have the right of specific performance and injunctive relief giving effect to its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.  The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived.

(k) Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflicts of law principles.

(l) Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance is determined to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party.  Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

(m) Cooperation; Further Assurances.  The parties will use good faith efforts to cooperate with each other in all matters relating to the provision of the Services. Each Party will take such actions as may be necessary or reasonably appropriate to implement or give effect to this Agreement.

(n) Records; Confidentiality.  GAMCO shall keep full and detailed records dealing with all aspects of the Services performed by it and shall provide access to TETON to such records at all reasonable times.  Each Party hereto shall keep, and shall cause its officer, directors, employees, accountants, counsel, investment bankers, financial advisors, consultants and other representatives ("Representatives") to keep, the other Party's’ information, whether furnished orally or in writing or by any other means or gathered by inspection and regardless of whether the same is specifically marked or designated as “confidential” or “proprietary,” together with any and all notes, memoranda, analyses, compilations, studies or other documents (whether in hard copy or electronic media) prepared by the receiving Party or any of its Representatives which contain or otherwise reflect such information, together with any and all copies, extracts or other reproductions of any of the same (the "Information"), strictly confidential and will disclose such Information only to such of its Representatives who need to know such Information, and who agree to be bound by this Section 7(n) and not to disclose such Information to any other person.  Without the prior written consent of the other parties, no Party nor any of its respective Representatives shall disclose the other Party’s Information to any person or entity except as may be required by law or judicial process and in accordance with this Section 7(n).  The term “Information” does not include information that: (i) is or becomes generally available to the public through no wrongful act of the receiving Party or its Representatives; (ii) is or becomes available to the receiving Party on a non-confidential basis from a source other than the providing Party or its Representatives, provided that such source is not known by the receiving Party to be subject to a confidentiality agreement with the providing Party; or (iii) has been independently acquired or developed by the receiving Party without violation of any of the obligations of the receiving Party or its Representatives under this Agreement.

(o) Arbitration.  Any dispute with respect to this Agreement shall be arbitrated in Westchester County, NY, in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  There will be a single neutral arbitrator selected who resides in Westchester County, NY.  The American Arbitration Association will provide a list of five (5) neutral arbitrators.  The claimant and respondent will take turns, with the respondent going first, striking one name at a time from the list of five neutral arbitrators.  Each Party will have no more than twenty-four (24) hours to take its turn striking a name of a neutral arbitrator.  The final remaining arbitrator will serve as the neutral arbitrator.  Either Party may apply to the arbitrator seeking injunctive relief until the arbitrator's award is rendered or the controversy is otherwise resolved.  Either Party also may, without waiving any remedy under this agreement, seek from any New York court having jurisdiction, any interim or provisional relief that is necessary to protect the rights and/or property of that Party, pending the determination of the arbitrator.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

GAMCO INVESTORS, INC.

By_/s/ Douglas R. Jamieson_____________

Name: Douglas R. Jamieson

Title:   President and Chief Operating Officer

TETON ADVISORS, INC.

By_/s/ Nicholas F. Galluccio___________

Name: Nicholas F. Galluccio

Title:   Chief Executive Officer and President